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                                                   Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

             ------------------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

             -------------------------------------------------------

                                   HPSC, INC.
                 ----------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                            04-2560004
-------------------------------                           ----------------
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                            Identification No.)


                                 60 State Street

                              Boston, Ma 02109-1803
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                      HPSC, INC. 1998 STOCK INCENTIVE PLAN
                      ------------------------------------
                            (Full Title of the Plan)

                     Rene Lefebvre, Chief Financial Officer
                                 60 State Street
                              Boston, Ma 02109-1803
                     ---------------------------------------
                     (Name and Address of Agent for Service)

                                 (617) 720-3600
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy To:
                                    --------

                            Andrea M. Teichman, Esq.
                    Hill & Barlow, a Professional Corporation
                             One International Place
                           Boston, Massachusetts 02110
                                 (617) 428-3540



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

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

------------------------------------------------------------------------------------------------------------------------------
        Title of               Amount to be                Proposed                 Proposed                   Amount of
      Securities to             Registered                 Maximum                   Maximum                 Registration
      Registered                                        Offering Price              Aggregate                     Fee
                                                          Per Share*             Offering Price*
------------------------------------------------------------------------------------------------------------------------------
      Common Stock
    ($.01 par value)             550,000**                $7.4375                  $4,090,625                 $1,206.73
------------------------------------------------------------------------------------------------------------------------------


* Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457 upon the basis of the average of the high and low prices of the registrant's Common Stock as reported in the consolidated reporting system of the Nasdaq National Market System on
     June   , 1998.

** Does not include shares previously registered on Registration Statement No. 33-60073 which may become available for issuance under the terms of the HPSC, Inc. 1998 Stock Incentive Plan.

     If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement and this registration statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this registration statement.

           INCORPORATION OF CONTENTS OF PRIOR REGISTRANT STATEMENT BY
                                   REFERENCE

     A Registration Statement on Form S-8 (File No. 33-60073) was filed with the Securities Exchange Commission on June 8, 1995 covering the registration of 550,000 shares authorized for issuance under the HPSC, Inc. 1995 Stock Incentive Plan (the "1995 Plan"). The Registration Statement is currently in effect. On February 23, 1998 the Company adopted the HPSC, Inc. 1998 Stock Incentive Plan (the "1998 Plan"). Effective upon stockholder approval of the 1998 Plan, the 1995 Plan was terminated. Shares authorized but not issued pursuant to the 1995 Plan prior to the date hereof, and shares issued pursuant to the 1995 Plan and reacquired by the Company pursuant to forfeiture, repurchase, payment or withholding rights under the 1995 Plan may be issued pursuant to the terms of the 1998 Plan. The contents of the prior Registration Statement are hereby incorporated by reference.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed below are incorporated by reference herein: (a) the Annual Report on Form 10-K of HPSC, Inc. (the "Company") for the year ended December 31, 1997, (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and (c) the description of the Company's capital stock contained in its Registration Statement under Section 12(g) of the Securities Exchange Act of 1934 on Form 8-A, filed on February 21, 1984, including any amendment or report filed for the purpose of updating such description. All reports and other documents filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such report or document.

     Item 4. DESCRIPTION OF SECURITIES.

     Not applicable.

     Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


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     Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides for indemnification of officers and directors subject to certain limitations. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal actions or proceedings, if he had no reasonable cause to believe his conduct was unlawful. The Company's By-laws provide that it shall indemnify its officers, directors, employees and agents to the extent permitted by law.

     The Company maintains insurance under which the insurers will reimburse the Company for amounts which it has paid to its directors, officers and certain other employees by way of indemnification for claims against such persons in their official capacities. The insurance also covers such persons as to amounts paid by them as a result of claims against them in their official capacities which are not reimbursed by the Company. The insurance is subject to certain limitations and exclusions.

     Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

     Item 8. EXHIBITS.

     See Exhibit Index.

     Item 9. UNDERTAKINGS.

     A. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


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


               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

          (3) To remove from registration by means of a post-effective registration amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that its meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on June 15, 1998.

                                             HPSC, INC.

                                             By: /s/ John W. Everets
                                                 ----------------------------
                                                 John W. Everets
                                                 Chairman of the Board and
                                                 Chief Executive Officer




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                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints John W. Everets and Rene Lefebvre and each of them singly as his lawful attorneys with full power to them and each of them singly to sign for him in his name in the capacity indicated below this registration statement on Form S-8 (and any and all amendments thereto), hereby ratifying and confirming his signature as it may be signed by his said attorneys to this registration statement (and any and all amendments hereto).

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


           Signature                Title                              Date
           ---------                -----                              ----


/s/ John W. Everets           Chairman of the Board               June 12, 1998
---------------------------   of Directors and Chief
John W. Everets               Executive Officer (principal
                              executive officer)

/s/ Raymond R. Doherty        President and Director              June 12, 1998
---------------------------
Raymond R. Doherty


/s/ Rene Lefebvre             Vice President of Finance,          June 12, 1998
---------------------------   Chief Financial Officer and
Rene Lefebvre                 Treasurer (principal financial
                              officer)



/s/ Dennis J. McMahon         Vice President of                   June 12, 1998
---------------------------   Administration (principal
Dennis J. McMahon             accounting officer)


/s/ Joseph A. Biernat         Director                            June 12, 1998
---------------------------
Joseph A. Biernat


                              Director                            June __, 1998
---------------------------
J. Kermit Birchfield



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/s/ Dollie A. Cole              Director                      June 12, 1998
-------------------------
Dollie A. Cole


/s/ Samuel P. Cooley            Director                      June 12, 1998
-------------------------
Samuel P. Cooley


/s/ Thomas M. McDougal          Director                      June 12, 1998
-------------------------
Thomas M. McDougal


/s/ Lowell P. Weicker            Director                     June 12, 1998
-------------------------
Lowell P. Weicker




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


                                  EXHIBIT INDEX
                                  -------------


EXHIBIT             TITLE                             METHOD OF FILING
-------             -----                             ----------------

4.1       Restated Certificate of          Incorporated by reference to Exhibit 3.1
          Incorporation of HPSC, Inc.      to HPSC's Annual Report on Form 10-K for
                                           the fiscal year ended December 31, 1995.

4.2       Certificate of Amendment to      Incorporated by reference to Exhibit 3.2
          Restated Certificate of          to HPSC's Annual Report on Form 10-K for
          Incorporation of HPSC, Inc. in   the fiscal year ended December 31, 1995.
          Delaware on September 14,
          1987

4.3       Certificate of Amendment to      Incorporated by reference to Exhibit 3.3
          Restated Certificate of          to HPSC's Annual Report on Form 10-K for
          Incorporation of HPSC, Inc. in   the fiscal year ended December 31, 1995.
          Delaware on May 22, 1995

4.4       Amended and Restated             Incorporated by reference to Exhibit 3.4
          By-Laws                          to HPSC's Amendment No. 1 to
                                           Registration Statement on Form S-1 filed
                                           March 10, 1997.

5         Opinion of Hill & Barlow, a      Filed herewith.
          Professional Corporation

23.1      Consent of Hill & Barlow, a
          Professional Corporation
          (included in Exhibit 5)

23.2      Consent of Deloitte & Touche     Filed herewith.
          LLP

23.3      Consent of Coopers & Lybrand     Filed herewith.
          L.L.P.

24        Power of Attorney (included
          above).

99        HPSC, Inc. 1998 Stock            Incorporated by reference to HPSC's
          Incentive Plan                   Quarterly Report on Form 10-Q for the
                                           quarter ended March 31, 1998.




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